                                                                   Exhibit 4.2.2

                  NEITHER THIS WARRANT NOR THE SHARES OF
                  COMMON STOCK ISSUABLE ON EXERCISE OF THIS
                  WARRANT MAY BE TRANSFERRED EXCEPT IN A
                  TRANSACTION REGISTERED UNDER THE SECURITIES
                  ACT OF 1933, AS AMENDED, OR WHICH IS EXEMPT
                  FROM THE REGISTRATION REQUIREMENTS OF THAT
                  ACT.

                  VOID AFTER 5:00 P.M., NEW YORK CITY TIME,
                  ON JUNE 30, 2009

No. W-001                                                         100,000 SHARES

                           WARRANT TO PURCHASE SHARES

                                       OF

                                  COMMON STOCK

                                       OF

                        THE MONARCH MACHINE TOOL COMPANY

         This certifies that Three Cities Research, Inc., as Sellers Representative under a Stock Purchase Agreement, dated May 13, 1999 between The Monarch Machine Tool Company (the "Company") and the stockholders of Precision Industrial Corporation, or registered assigns, (the "Warrant Holder") is entitled to purchase from The Monarch Machine Tool Company (the "Company"), an Ohio corporation, at any time on or after July 1, 2000 and before 5:00 P.M., New York City time, on the Expiration Date described in paragraph 1.01(c), the number of fully paid and nonassessable shares of Common Stock, without par value, of the Company ("Common Stock") stated above at the Exercise Price described in Section 1.01(b). The Exercise Price and the number and nature of the Warrant Shares which may be purchased on exercise of this Warrant are subject to adjustment as provided in Article III.

                                   ARTICLE I

                                   Definitions
                                   -----------

         Section 1.01.

         (a) The term "Business Day" means a day other than a Saturday, Sunday or other day on which banks in the State of New York are authorized by law to remain closed.

         (b) The term "Exercise Price" means $7.75 per share, as that price may be adjusted from time to time as provided in Article III.

         (c) The term "Expiration Date" means June 30, 2009.
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         (d) The term "Warrant Holder" means the person or entity named above or any other person or entity in whose name this Warrant is registered on the books of the Company.

         (e) The term "Warrants" means this Warrant and all similar warrants which together entitle the holders to purchase a total of 100,000 shares of Common Stock.

         (f) The term "Warrant Shares" means the shares of Common Stock or other securities deliverable upon exercise of the Warrants.

                                   ARTICLE II

                        Duration and Exercise of Warrant
                        --------------------------------

         Section 2.01. This Warrant may be exercised at any time before 5:00 P.M., New York City time, on the Expiration Date. If this Warrant is not exercised at or before 5:00 P.M., New York City time, on the Expiration Date, it will become void and neither the Warrant Holder nor any other person will have any rights under this Warrant.

         (a) To exercise this Warrant, in whole or in part, the Warrant Holder must surrender this Warrant, with the Subscription Form on it duly executed, to the Company at its principal office accompanied by a certified or official bank check payable to the order of the Company in an amount equal to the Exercise Price for the Warrant Shares as to which this Warrant is being exercised.

         (b) When the Company receives this Warrant with the Subscription Form duly executed and accompanied by payment of the full Exercise Price for the Warrant Shares as to which this Warrant is being exercised, the Company will issue certificates, registered in the name of the Warrant Holder or such other names as are designated by the Warrant Holder, representing the total number of shares of Common Stock (and other securities, if any) as to which this Warrant is being exercised, and the Company will deliver those certificates to the Warrant Holder.

         (c) If the Warrant Holder exercises this Warrant with respect to fewer than all the Warrant Shares to which it relates, the Company will execute a new Warrant for the balance of the Warrant Shares that may be purchased upon exercise of this Warrant and deliver that new Warrant to the Warrant Holder.

         (d) The Company will pay any issuance, transfer or similar taxes which may be payable in respect of the issuance of Warrant Shares or in respect of the issuance of a new Warrant if this Warrant is exercised as to fewer than all the Warrant Shares to which it relates. The Company will not, however, be required to pay any transfer tax which becomes payable because Warrant Shares or a new Warrant are to be registered in a name other than that of the Warrant Holder, and the Company will not be required to issue any Warrant Shares or to issue a new Warrant registered in a name other than that of the Warrant Holder until the Company receives either evidence that any applicable transfer taxes have been paid or funds with which to pay those taxes.

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         (e) If, when the Warrant Holder delivers the Subscription Form, the
Warrant Holder notifies the Company that the Warrant Holder believes the purchase of the Warrant Shares as to which this Warrant is being exercised must be preceded by a notification under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), or if upon receiving the Subscription Form the Company notifies the Warrant Holder that the Company believes a notification under the HSR Act is required, (i) unless the Warrant Holder and the Company subsequently agree that notification under the HSR Act is not required, the Warrant Holder and the Company each will, as promptly as practicable, make the filing it is required (or that one of the parties believes it is required) to make under the HSR Act with regard to the issuance of the Warrant Shares as to which this Warrant is being exercised, and each of them will take all reasonable steps within its control (including providing information to the Federal Trade Commission and the Department of Justice) to cause the waiting periods required by the HSR Act to be terminated or to expire as promptly as practicable, (ii) the Warrant Holder and the Company will cooperate in all other respects to assist the other of them in making its filing under the HSR Act, (iii) the Company will not issue the Warrant Shares as to which this Warrant is being exercised until the waiting periods under the HSR Act are terminated or expire, and (iv) if the waiting periods under the HSR Act are not terminated or do not expire within 60 days after the Warrant Holder delivers the Subscription Form to the Company, the Warrant Holder will be entitled to rescind the exercise of this Warrant at any time between the expiration of the 60 day period and the day the waiting periods under the HSR Act are terminated or expire, in which case the Company will promptly return to the Warrant Holder the amount the Warrant Holder had paid to the Company as the (x) Exercise Price of this Warrant and (y) deliver to the Warrant Holder a new Warrant for the shares as to which exercise of this Warrant was rescinded.

                                  ARTICLE III

                        Adjustment of Warrant Securities
                                and Warrant Price
                                -----------------

         Section 3.01. The Exercise Price and the shares of Common Stock or other securities issuable on exercise of this Warrant are subject to adjustment as follows:

         (a) If, after the date Warrants are first issued, the Company (i) makes a distribution on its Common Stock in shares of its capital stock, (ii) subdivides the outstanding Common Stock into a greater number of shares, or
(iii) combines the outstanding Common Stock into a lesser number of shares, in each such case, the Exercise Price in effect at the record date for the distribution or the effective date of the subdivision or combination will be adjusted so that upon exercise of this Warrant after the record date or effective date with respect to the shares which can be purchased for a specified total purchase price, the Warrant Holder will receive the kind and number of shares which the Warrant Holder would have owned if the Warrant Holder had exercised this Warrant with respect to the shares which could be purchased for that total purchase price immediately before the first of those events and retained all the shares and other securities which the Warrant Holder received as a result of each of those events.

         (b) If, after the date Warrants are first issued, the Company fixes a record date for the issuance (or issues without fixing a record date) to the holders of the Common Stock of rights, options or warrants to subscribe for or purchase Common Stock, or securities which are

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convertible into or exchangeable for Common Stock, at an exercise, conversion or exchange price per share less than the Exercise Price in effect on the record date (or on the date of issuance, if there is no record date), the Exercise
Price will be adjusted by multiplying the Exercise Price in effect immediately prior to that record date (or issuance date) by a fraction, the numerator of which is the number of shares of Common Stock outstanding on that record date
(or issuance date) plus the number of shares of Common Stock which the aggregate exercise, conversion or exchange price would purchase at that Exercise Price, and the denominator of which is the number of shares of Common Stock outstanding on that record date (or issuance date) plus the number of additional shares of Common Stock which the Company would be required to issue upon exercise, conversion or exchange of all the rights, options, warrants or convertible or exchangeable securities. Each adjustment will become effective at the close of business on the record date for issuance of the rights, options, warrants or convertible or exchangeable securities (or the date of issuance, if there is no record date). For the purposes of this paragraph 3.01(b), the exercise, conversion or exchange price of rights, options, warrants or convertible or exchangeable securities will include any consideration the holders of the Common Stock are required to pay in order to receive the rights, options, warrants or convertible or exchangeable securities, as well as any consideration the holders are required to pay upon exercise, conversion or exchange (other than surrender of the securities being exercised, converted or exchanged). If the right to exercise any rights, options or warrants, or to convert or exchange any convertible or exchangeable securities, the issuance of which results in an adjustment under this paragraph 3.01(b), expires in whole or in part without being exercised, when that occurs, the Exercise Price will be readjusted as though the rights, options, warrants or convertible or exchangeable securities which were not exercised, converted or exchanged had not been issued. However, no readjustment will affect any exercise of this Warrant which takes place before the readjustment.

         (c) If, after the date Warrants are first issued, the Company distributes to the holders of its Common Stock any cash, evidences of indebtedness or other assets (other than distributions to which paragraph 3.01(a) or (b) applies and other than cash dividends totaling (i) in either of 1999 or 2000, an amount per share not higher than the per share dividends paid with regard to the Common Stock in 1998, and (ii) in 2001 or any subsequent calendar year, not more than 5% of the Company's net income in the prior calendar year), in each such case, the Exercise Price will be adjusted by subtracting from the Exercise Price in effect immediately prior to the record date for the determination of stockholders entitled to receive the distribution the value of the cash, evidences of indebtedness or other assets to be distributed with respect to a share of Common Stock. Each adjustment under this paragraph will be effective at the close of business on the record date for the determination of stockholders entitled to receive the distribution which results in the adjustment. The value of evidences of indebtedness or other assets will be their fair market value as determined in good faith by the Board of Directors of the Company.

         (d) If, after the date Warrants are first issued, the Company sells or otherwise issues any Common Stock (other than in a transaction to which paragraph 3.01(a) applies or upon exercise of rights, options or warrants, or conversion or exchange of convertible or exchangeable securities) at a price per share which is less than the Exercise Price in effect immediately before the sale or other issuance, in each such case, the Exercise Price will be adjusted, effective at the close of business on the date of the sale or other issuance, by multiplying the Exercise Price in effect immediately before the sale or other issuance by a fraction (i) the numerator of which will

                                       4

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be equal to the sum of (A) the number of shares of Common Stock outstanding immediately before the sale or other issuance plus (B) the number of shares of Common Stock which could be purchased at the Exercise Price in effect immediately before the sale or other issuance for the consideration received by the Company upon the sale or other issuance, and (ii) the denominator of which will be the total number of shares of Common Stock outstanding immediately after the sale or other issuance. If, after the date the Warrants are first issued, the Company sells or otherwise issues any rights, options, warrants or convertible or exchangeable securities (other than (x) in a distribution to which paragraph 3.01(b) applies, (y) under stock option and compensation plans for the Company's directors or for employees of the Company and its subsidiaries which do not at any time authorize the Company to issue more than 10% of the outstanding Common Stock, or (z) under the Agreement dated June 30, 1999 between the Company and the then stockholders of Precision Industrial Corporation pursuant to which this Warrant, or a predecessor Warrant, was issued), when it does so it will, for the purpose of this paragraph 3.01(d), be treated as having sold the Common Stock it would be required to issue upon exercise of all the rights, options or warrants, or upon conversion or exchange of all the convertible or exchangeable securities, for a price per share equal to (i) (A) the total price paid for the rights, options or warrants or convertible or exchangeable securities, divided by (B) the number of shares of Common Stock issuable on exercise, conversion or exchange of the rights, options, warrants or convertible or exchangeable securities, plus (ii) any additional consideration per share of Common Stock which must be paid upon exercise of the rights, options or warrants or conversion or exchange of the convertible or exchangeable securities (other than surrender of the securities being exercised, converted or exchanged). If the right to exercise any rights, options or warrants, or to convert or exchange any convertible or exchangeable securities, the issuance of which results in an adjustment under this paragraph 3.01(d), expires in whole or in part without being exercised, when that occurs, the Exercise Price will be readjusted as though the rights, options, warrants or convertible or exchangeable securities which were not exercised, converted or exchanged had not been issued. However, no readjustment will affect any exercise of this Warrant which takes place before the readjustment.

         (e) If, after the date Warrants are first issued, there is a reclassification or change of outstanding shares of Common Stock (other than a change in par value or a change as a result of a subdivision or combination to which paragraph 3.01(a) applies) or a merger or consolidation of the Company with any other entity that results in a reclassification, change, conversion, exchange or cancellation of outstanding shares of Common Stock, or a sale or transfer of all or substantially all the assets of the Company and distribution of all or a portion of the proceeds of that sale or transfer, upon any subsequent exercise of this Warrant as to a specified number of Warrant Shares, the Warrant Holder will receive the kind and amount of securities, cash and other property which the Warrant Holder would have received if the Warrant Holder had exercised this Warrant as to that number of Warrant Shares immediately before the first of those events and had retained all the securities, cash and other assets received as a result of these events.

         (f) If all or part of the consideration for, or payable on exercise, conversion or exchange of, any shares of Common Stock, rights, options, warrants or convertible or exchangeable securities is other than cash, for the purposes of this Section 3.01, the non-cash consideration will be valued at its fair market value as determined in good faith by the Board of Directors of the Company. If, in connection with any sale or other issuance of Common Stock or

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

other securities or assets, the Company is required to pay underwriting discounts or other fees or commissions, for the purposes of this Section 3.01, the consideration the Company receives will be the amount it receives net of the underwriting discounts, fees or commissions.

         (g) If the exercise price of any rights, options or warrants, or the conversion or exchange price of any convertible or exchangeable securities, is changed, on the day the change becomes effective, the Company will be treated for the purposes of the Warrants (other than to determine for the purposes of paragraph 3.01(d) the date on which the rights, options or warrants, or convertible or exchangeable securities were issued) as having (i) cancelled the outstanding rights, options, warrants or convertible or exchangeable securities which were exercisable, convertible or exchangeable at the prior price and (ii) issued new rights, options, warrants or convertible or exchangeable securities which are exercisable, convertible or exchangeable at the new price.

         (h) No adjustment in the Exercise Price will be required if the adjustment is less than $.10 per Warrant Share. However, any adjustments which are not made because of this paragraph 3.01(h) will be carried forward and taken into account in any subsequent adjustments. All calculations under this Section
3.01 will be made to the nearest cent.

         (i) Upon each adjustment of the Exercise Price under subparagraph (a),
(b) or (d) of this Section 3.01, the number of Warrant Shares which will be issued upon exercise of this Warrant will be adjusted so that (i) if this Warrant is exercised in full, the Warrant Holder will receive (A) the number of Warrant Shares the Warrant Holder would receive by exercising this Warrant in full immediately before the adjustment, times (B) the Exercise Price in effect immediately before the adjustment, divided by (C) the Exercise Price in effect after the adjustment, and (ii) if this Warrant is exercised only in part, the Warrant Holder will receive the fraction of the number of Warrant Shares the Warrant Holder would have received if it had exercised this Warrant in full of which the numerator is the number of Warrant Shares as to which this Warrant is exercised and the denominator is the total number of Warrant Shares issuable on exercise of this Warrant.

         (j) If any adjustment in the Exercise Price or in the number of shares or type of securities to be issued upon exercise of this Warrant becomes effective as of a record date for a specified event, and this Warrant is exercised between that record date and the date the event occurs, the Company may elect to defer, until the event occurs, issuing to the Warrant Holder the shares of Common Stock or other securities to which the Warrant Holder is entitled solely by reason of that event. However, if the Company does that, when this Warrant is exercised, the Company will deliver to the Warrant Holder a due bill or other instrument evidencing the Warrant Holder's right to receive the additional shares or other securities upon occurrence of the event.

         Section 3.02. Whenever the Warrant Price or the Warrant Shares are adjusted as provided in this Section, the Company will send to the Warrant Holder a certificate signed by its principal accounting officer setting forth the adjusted Warrant Price, the adjusted number of Warrant Shares and the date the adjustment became effective, and containing a brief description of the events which caused the adjustment.

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

         Section 3.03. If at any time after the Warrants are first issued:

         (a) the Company declares a dividend or other distribution on its Common Stock (other than a cash dividend which, together with all other cash dividends in the same calendar year, totals (i) if the dividend is paid in either of 1999 or 2000, an amount per share not higher than the per share dividends paid with regard to the Common Stock in 1998 and (ii) if the dividend is paid in 2001 or any subsequent year, not more than 5% of the Company's net income in the prior calendar year); or

         (b) the Company authorizes the granting to the holders of its Common Stock of rights to subscribe for or purchase any shares of any class or any other securities; or

         (c) there is any reclassification of the Common Stock (other than a subdivision or combination of the outstanding Common Stock), or any consolidation or merger to which the Company is a party and for which approval of the holders of the Common Stock is required, or a sale or transfer of all or substantially all the assets of the Company; or

         (d) there is a voluntary or involuntary dissolution, liquidation or winding up of the Company;

in each case, the Company will mail to the Warrant Holder at least days before the applicable record date, a notice stating (i) the record date for the dividend, distribution or rights, or, if there will not be a record date, the date as of which the holders of record of Common Stock who will be entitled to the dividend, distribution or rights will be determined, or (ii) the date on which the reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected the holders of record of Common Stock who will be entitled to receive securities or other property with respect to their Common Stock as a result of the reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up will be determined. Failure to give any notice or any defect in the notice will not affect the validity of the action which should have been the subject of the notice.

         (e) The form of Warrant need not be changed because of any change in the Warrant Price or in the number of Warrant Shares which may be purchased by exercising Warrants and Warrants issued after the change may state the same Warrant Price and the same number of Warrant Shares as are stated in Warrants issued before the change. However, the Company may at any time make any change in the form of Warrant that it deems appropriate to reflect a change in the Warrant Price or in the Warrant Shares which may be purchased by exercising Warrants (provided the change in the form of Warrant does not otherwise affect the substance of the Warrant), and any Warrant issued after the form of Warrant is changed may be in the changed form.


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


                                   ARTICLE IV

                          Other Provisions Relating to
                            Rights of Warrant Holder
                            ------------------------

         Section 4.01. The Warrant Holder will not, as such, be entitled to vote, to receive dividends or to have any other of the rights of a shareholder of the Company, except that when this Warrant is exercised, the persons in whose names the Warrant Shares purchased through exercise of this Warrant are to be issued will be deemed to become the holders of record of those Warrant Shares for all purposes even if certificates representing those Warrant Shares are not issued.

         Section 4.02. If this Warrant is lost, stolen, mutilated or destroyed, the Company may, upon receipt of evidence satisfactory to the Company of the loss, theft, mutilation or destruction and such indemnity (which may include a bond), as the Company may require (and, in the case of a mutilated Warrant, surrender of the mutilated Warrant), issue a new Warrant relating to the same number of shares of Common Stock as the lost, stolen, mutilated or destroyed Warrant.

         Section 4.03. (1) The Company will at all times reserve and keep available for issuance upon exercise of this Warrant a number of shares of Common Stock equal to the maximum number of shares of Common Stock the Company may be required to issue upon exercise of this Warrant at the Warrant Price in effect from time to time.

         (2) All shares of Common Stock issued on exercise of this Warrant will, when they are issued, be validly issued, fully paid, nonassessable and free of preemptive rights.

         (3) When shares of Common Stock (or other securities) are issued on exercise of this Warrant, resales of these securities will have been registered under the Securities Act of 1933, as amended (the "Securities Act") and the registration statement relating to these resales will be effective.

         (4) The Company will keep the registration statement described in subparagraph (3) effective and available with regard to resales of the shares of Common Stock (or other securities) issued upon exercise of this Warrant until at least the second anniversary of the issuance of those securities or until such earlier time as all the Common Stock (or other securities) issued upon exercise of this Warrant have been sold or counsel to the Company has delivered to the Warrant Holder an opinion that all of the shares issued upon exercise of this Warrant may be sold without registration under the Securities Act, and the Company will do all other things that are required so that all shares of Common Stock (or other securities) issued upon exercise of this Warrant may at all times be resold without violating the Securities Act.

         (5) The Company will take all steps which are necessary so that all the shares of Common Stock (or other securities) which the Company may be required to issue on exercise of this Warrant will, upon issuance, be listed on each securities exchange and quoted on each automated quotation system on which the Common Stock is (or those other securities are) listed or quoted.


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

         Section 4.04. The Company will not be required to issue any fraction of a share upon exercise of this Warrant. In any case in which the Warrant Holder would, except for the provisions of this Section 4.03, be entitled to receive a fraction of a share upon exercise of this Warrant, the Company will, upon exercise of this Warrant, issue the maximum number of whole shares it is required to issue, and the Company will pay the Warrant Holder cash in lieu of the fraction of a share based upon the last sale price (or if there is none, the mean of the high bid and low asked prices) of the Common Stock on the day this Warrant is exercised.

         Section 4.05. The Company will maintain a Warrant Register in which the name and address of each registered holder of Warrants will be recorded.

         Section 4.06. Notices or other communications to the Warrant Holder will be deemed given by the Company on the day on which they are delivered to the Warrant Holder, or on the third Business Day after the day on which they are sent by first class mail addressed to the Warrant Holder at the Warrant Holder's last known address shown on the Warrant Register maintained by the Company.

         Section 4.07. Until this Warrant is presented to the Company for transfer with the Assignment on it duly executed and with all other documentation the Company may reasonably require in connection with the transfer (including evidence that any applicable transfer taxes have been paid), the Company may treat the Warrant Holder as the owner of this Warrant for all purposes, including for the purpose of determining who is entitled to exercise this Warrant, despite any notice to the contrary.

                                   ARTICLE V

                                  Other Matters
                                  -------------

         Section 5.01. The provisions of this Warrant will bind, and inure to the benefit of, the Company and its successors and assigns.

         Section 5.02. (a) Any notice or other communication to the Company relating to this Warrant will be deemed given on the day when it is delivered or sent by facsimile transmission (with a confirmation of receipt at the facsimile number to which it is to be sent), or on the third Business Day after the day on which it is sent by first-class mail, to the following address (or such other address as may be specified by the Company after the date of this Warrant):

                         The Monarch Machine Tool Company
                         2600 Kettering Tower
                         Dayton, Ohio 4525
                         Attention: President
                         Facsimile No.: 937-910-9305

         (b) Any notice or other communication to the Warrant Holder will be deemed given when it is given as provided in Section 4.06.

         Section 5.03. This Warrant will be governed by, and construed under, the laws of the State of Delaware relating to contracts made and to be performed in that state.

         Section 5.04. The Article headings in this Warrant are for convenience only, are not part of this Warrant and are not intended to affect the meaning or interpretation of any of the terms of this Warrant.

         Section 5.05. The respective rights and obligations of the Company and the Warrant Holder may be modified only by a writing executed by the party against whom the amendment or waiver is sought to be enforced.

         IN WITNESS WHEREOF, the Company has executed this Warrant on June 30, 1999.


                                       THE MONARCH MACHINE TOOL COMPANY


                                       By:  ____________________________
                                            Name:
                                            Title:

                                   ASSIGNMENT

                       (To Be Signed Only Upon Assignment)





         FOR VALUE RECEIVED, the undersigned sells, assigns and transfers the attached Warrant to __________________________________ to the extent of the right to purchase _________________ Warrant Shares, and the undersigned appoints ___________________________, with full power of substitution, to transfer that Warrant, with respect to the right to purchase that number of Warrant Shares, on the books of The Monarch Machine Tool Company.




Dated:  ___________, ___




SIGNATURE GUARANTEED
          ________________________________
                                                    (Signature must conform to
                                                    the name of the Warrant
________________________________________            Holder specified on the face
                                                    of the Warrant)
By:_____________________________________

Dated:__________________________________

                                SUBSCRIPTION FORM
                                -----------------





To: The Monarch Machine Tool Company

         The undersigned irrevocably elects to purchase _______________ Warrant Shares by exercising the Warrant to which this form is attached and tenders payment of the full Exercise Price with respect to those Warrant Shares. The undersigned requests that the certificates representing the Warrant Shares as to which the Warrant is being exercised be registered as follows:

Name:______________________

Social Security or Employer Identification Number:__________________________

Address:____________________________

Deliver to:_________________________

Address:____________________________



                  [ ] (Check if applicable) The undersigned will be acquiring the Warrant Shares as to which this Warrant is being exercised for investment and not with a view to their resale or distribution.

                  If the Warrant Shares as to which the Warrant is being exercised are fewer than all the Warrant Shares to which the Warrant relates, please issue a new Warrant for the balance of the Warrant Shares registered in the name of the undersigned and deliver it to the undersigned at the following address:

                  ________________________

                  ________________________

                  ________________________



Date:__________________                         _______________________________
                                                (Signature must conform to the
                                                name of the Warrant Holder
                                                specified on the face of the
                                                Warrant)